Exhibit 11
                                                    ----------

             SPS TECHNOLOGIES, INC. AND SUBSIDIARIES
           Computation of Earnings Per Share Statement
            (Thousands of dollars, except share data)

                                           Three Months Ended
                                                March 31,
                                         -----------------------
                                           	1997         1996
                                         ----------   ----------

Net earnings                            	$    7,120  	$    5,040
                                         ==========   ==========
Weighted average number of common
shares outstanding during the period     	6,016,112   	5,915,412

Weighted average number of maximum
shares subject to exercise under
outstanding stock options at end
of period	                                  608,785	     672,760
                                         ----------   ----------
                                        		6,624,897   	6,588,172

Less treasury shares assumed
purchased with proceeds from
assumed exercise of outstanding
options (a)	                                287,499	     366,229
                                         ----------   ----------
Weighted average number of common
and common equivalent shares
outstanding after assumed exercise
of options	                               6,337,398	   6,221,943
                                         ==========   ==========
Earnings per share based on above
assumptions (b)                          $     1.12  	$      .81
                                         ==========   ==========

Earnings per share as reported          	$     1.12  	$      .81
                                         ==========   ==========

(a)	All options are exercisable under a nonqualified plan.  The
    proceeds from assumed exercise of options aggregated
    $18,609,790 and $20,373,318 in the three month period ended
    March 31, 1997 and 1996. The proceeds and number of treasury shares assumed purchased were determined on the most likely exercise assumption.

(b)	Primary and fully diluted earnings per share are the same
    for each period presented.


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